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EXHIBIT 10.1

                         CITATION COMPUTER SYSTEMS, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT


                  This Nonqualified Stock Option Agreement (this "Agreement") is entered into as of October 15, 1999 (the "Date of Grant") by and between CITATION Computer Systems, Inc., a Missouri corporation (the "Company"), and J. Robert Copper (the "Optionee").

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, the Company, in order to induce the Optionee to continue in the employee of the Company and to contribute to the success of the Company, desires to grant the Optionee an option to acquire a proprietary interest in the Company through the purchase of shares of stock of the Company; and

                  WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders to grant the option provided for herein (the "Option") to the Optionee pursuant to the terms of this Agreement.

                  NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1. Grant of Option. The Company hereby grants to the Optionee the right and option to purchase, on the terms and conditions hereinafter set forth, 50,000 shares (the "Option Shares") of common stock, $0.10 par value per share, of the Company (the "Common Stock"). The purchase price of the Option Shares shall be $1.625 per share (the "Exercise Price"). This Option is intended to be treated as a nonqualified stock option. Capitalized terms shall have the meanings provided in this Agreement.

                  2. Term of Option. The maximum term of the Option shall be for ten (10) years ending October 15, 2009.

                  3. Vesting of Option. The Option Shares shall vest and become exercisable three months after the Date of Grant. Notwithstanding the foregoing, all Option Shares shall become automatically vested upon the occurrence of a Change of Control (as defined in the individual's Change of Control Agreement with the Company).

                  4. Exercise of Option.

                     (a) Upon vesting of Option Shares, the Option shall be exercisable with respect to such Option Shares from the date of vesting until the earlier of (i) ninety (90) days after termination of the Optionee's tenure as an employee of the Company for any reason or (ii) the tenth (10th) anniversary of the Date of Grant (the "Expiration Date"); provided, however, that if Optionee dies within one year after termination of the Optionee's tenure as an employee for any reason, then the period of exercise following death shall be one year; provided further, however, that in no event shall this Option be exercised more than ten years after the Date of Grant.

                     (b) This Option may be exercised by delivering to the Company at its principal executive office written notice of intent to so exercise. Such notice shall specify the number of Option Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price and any applicable taxes or like requirements pursuant to Section 8 hereof. Such payment shall be made (i) in cash or by check or, in the discretion of the Board of Directors, either (ii) by the delivery of shares of Common Stock of the Company then owned by the Optionee which shares have been owned for at least six months and have an aggregate fair market value equal to Exercise Price, or (iii) a request to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the Option that whole number of shares of Common Stock having an aggregate fair market value equal to the Exercise Price, or (iv) by a combination of the foregoing.

                  5. Employment Rights Not Affected. Neither the granting of the Option or its exercise shall be construed as granting to the Optionee any right with respect to continuance of employment with the Company. Except as may otherwise be limited by a written agreement between the Company and the Optionee, the right of the

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EXHIBIT 10.1


Company to terminate at will the Optionee's employment with the Company at any time and for any reason whatsoever is specifically reserved by the Company, and acknowledged by the Optionee.

                  6. Transferability. Except as required by law, this Option is not transferable, to other than a Permissible Transferee, other than by will or the laws of descent and distribution or pursuant to a domestic relations order (as defined under the Internal Revenue Code). A Permissible Transferee is a person or entity, other than a participant, to whom stock options may be transferred. Permissible Transferees are limited to the following persons or entities: (i) one or more members of the participant's family; (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant's family; or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant's family exceed 80% of all interests in such entity. For this purpose, the participant's family includes only the participant's spouse, children and grandchildren.

                     During the Optionee's lifetime, the Option shall be exercisable only by the Optionee or a Permissible Transferee. In the event of the Optionee's death, exercise or payment shall be made only by or to a transferee under a domestic relations order, a Permitted Transferee, the executor or administrator of the estate of the deceased Optionee or the person or persons to whom the deceased Optionee's rights under the benefit shall pass by will or the applicable laws of descent and distribution, and only to the extent that the deceased Optionee was entitled thereto at the date of death.

                  7. Adjustments Upon Changes in Capitalization, Etc. In the event the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split or reorganization), then to the extent the Option hereunder remains outstanding and unexercised, there shall be a corresponding adjustment as to the number of shares covered under the Option and in the Exercise Price per share such that the aggregate consideration payable to the Company and the value of the Option shall not be changed.

                  8. Withholding. The Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable Federal, state or local income tax, withholding requirements or like requirements, including the payment to the Company at the time of exercise of the Option of all such taxes and requirements.

                  9. Amendment of Option. The Option may be amended by the Board of Directors of the Company at any time (i) if the Board determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other laws or regulation, which change occurs after the Grant Date and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (I), with the consent of the Optionee. The foregoing notwithstanding, the Company may, in its sole discretion, cancel the Option at any time prior to the Optionee's exercise of the Option if, in the opinion of the Company, the Optionee engages in activities contrary to the interest of the Company.

                  10. Notice. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices at 424 South Woods Mill Road, Suite 200, Chesterfield, Missouri 63017, and any notice to the Optionee shall be addressed to the Optionee at the current address shown on the Payroll Records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and deposited, postage paid, in the United States mail or when hand delivered to the party to whom it is addressed.

                  11. Governing Law. This Agreement shall be construed in accordance with and shall be subject to the internal laws of the State of Missouri, except to the extent preempted by federal law.



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EXHIBIT 10.1


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. By execution of this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

                                       CITATION COMPUTER SYSTEMS, INC.



                                       By:___________________________________



                                       OPTIONEE:


                                       ______________________________________


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